UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRAVELCENTERS OF AMERICA LLC

(Exact name of registrant as specified in its charter)

Delaware	20-5701514
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145-5639
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

TravelCenters of America LLC, or the Company, is filing this Form 8-A in connection with the transfer of the listing of its shares representing common limited liability company interests in the Company, no par value, or Common Shares, from the New York Stock Exchange to The NASDAQ Stock Market LLC.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Common Shares is contained in the Prospectus dated September 1, 2015, included in the Company’s Registration Statement on Form S-3 (File No. 333-206711) under the caption “Description of the Common Shares and Preferred Shares We May Offer” at page 5 thereof, filed with the Securities and Exchange Commission on September 1, 2015.  The description in such Prospectus is incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description

3.1	Certificate of Formation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 12, 2006, File No. 333-139272.)

3.2	Amended and Restated Limited Liability Company Agreement of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 24, 2013.)

3.3

Amended and Restated Bylaws of the Company, as amended and restated on February 21, 2013. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on February 27, 2013.)

4.1	Form of Share Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 24, 2010.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRAVELCENTERS OF AMERICA LLC

	By:	/s/ Andrew J. Rebholz
	Name:	Andrew J. Rebholz
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 30, 2016